EXHIBITS 5.1 AND 23.1
                     OPINION AND CONSENT OF BROAD AND CASSEL


                                BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                                   SUITE 3000
                              MIAMI, FLORIDA 33131
                             TELEPHONE: 305-373-9400
                             FACSIMILE: 305-373-9443
                             www.broadandcassel.com

May 9, 2003
21st Century Holding Company
4161 N.W. 5th Street
Plantation, Florida 33317

         Re:      21st Century Holding Company (the "Company")
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for the Company with respect to the preparation and filing with the U.S. Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Form S-3") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). You have requested our opinion with respect to the issuance of up to 125,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock), issuable upon exercise of certain warrants issued to the managing underwriter of the Company's initial public offering (the "Warrants").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we deemed relevant and necessary for the opinion expressed in this opinion letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the Shares, when issued upon the exercise of the Warrants in accordance with their terms, will be duly issued, fully paid and nonassessable.


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         The opinion expressed herein is based on Florida law, including the statutes and constitution of the State of Florida as in existence on the date hereof and the reported judicial decisions interpreting such statutes and constitution.

         In rendering this opinion, we advise you that members of this Firm are members of The Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         We hereby consent to the filing of this opinion letter as an exhibit to the Form S-3. We also consent to the use of our name under the caption "Legal Opinion" in the prospectus constituting part of the Form S-3. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                     Very truly yours,




                                                     /s/ Broad and Cassel
                                                     -------------------------
                                                     BROAD AND CASSEL